LIST OF FUNDS

AMENDED SCHEDULE TO THE CUSTODIAN AGREEMENT

BETWEEN

CERTAIN OPEN-END MANAGEMENT INVESTMENT COMPANIES (“FUNDS”)

and BROWN BROTHERS HARRIMAN & CO.

The following is a list of Funds and their Series for which the Custodian serves under an Amended Custodian Agreement dated as of June 25, 2001 (the “Agreement”):

The following series of Vanguard Charlotte Funds:
Vanguard Total International Bond Index Fund

The following series of Vanguard Explorer Fund:
Vanguard Explorer Fund

The following series of Vanguard Fenway Funds:
Vanguard Equity Income Fund

The following series of Vanguard Horizon Funds:
Vanguard Global Equity Fund

The following series of Vanguard Index Funds:
Vanguard 500 Index Fund
Vanguard Extended Market Index Fund
Vanguard Large-Cap Index Fund
Vanguard Mid-Cap Index Fund
Vanguard Small-Cap Growth Index Fund
Vanguard Small-Cap Value Index Fund
Vanguard Value Index Fund

The following series of Vanguard Institutional Index Funds:
Vanguard Institutional Total Stock Market Index Fund

The following series of Vanguard International Equity Index Funds:
Vanguard Emerging Markets Stock Index Fund
Vanguard European Stock Index Fund
Vanguard FTSE All-World ex-US Index Fund
Vanguard FTSE All-World ex-US Small-Cap Index Fund
Vanguard Global ex-U.S. Real Estate Index Fund
Vanguard Pacific Stock Index Fund
Vanguard Total World Stock Index Fund

The following series of Vanguard Malvern Funds:
Vanguard Capital Value Fund
Vanguard U.S. Value Fund

The following series of Vanguard Montgomery Funds:
Vanguard Market Neutral Fund

0368459, v0.2

The following series of Vanguard Morgan Growth Fund:
Vanguard Morgan Growth Fund

The following series of Vanguard Specialized Funds:
Vanguard Dividend Growth Fund
Vanguard Energy Fund
Vanguard REIT Index Fund

The following series of Vanguard Tax-Managed Funds:
Vanguard Tax-Managed Capital Appreciation Fund
Vanguard Developed Markets Index Fund
Vanguard Tax-Managed Small-Cap Fund

The following series of Vanguard Trustees’ Equity Fund:
Vanguard Diversified Equity Fund
Vanguard International Value Fund
Vanguard Alternative Strategies Fund

The following series of Vanguard Valley Forge Funds:
Vanguard Managed Payout Fund

The following series of Vanguard Variable Insurance Funds:
Conservative Allocation Portfolio
Equity Income Portfolio
International Portfolio
Moderate Allocation Portfolio
Total Stock Market Index Portfolio

The following series of Vanguard Whitehall Funds:
Vanguard Mid-Cap Growth Fund
Vanguard Emerging Markets Government Bond Index Fund

The following series of Vanguard Windsor Funds:
Vanguard Windsor Fund
Vanguard Windsor II Fund

0368459, v0.2

The following series of Vanguard World Fund:
Vanguard Consumer Discretionary Index Fund
Vanguard Consumer Staples Index Fund
Vanguard Energy Index Fund
Vanguard Financials Index Fund
Vanguard Health Care Index Fund
Vanguard Industrials Index Fund
Vanguard Information Technology Index Fund
Vanguard Materials Index Fund
Vanguard Mega Cap 300 Index Fund
Vanguard Mega Cap 300 Growth Index Fund
Vanguard Mega Cap 300 Value Index Fund
Vanguard Telecommunication Services Index Fund
Vanguard U.S. Growth Fund
Vanguard Utilities Index Fund

IN WITNESS WHEREOF, each of the parties hereto has caused this Schedule to be executed in its name

and on behalf of such Funds on	, 2015.

FUNDS	BROWN BROTHERS HARRIMAN & CO.

By:	By:______________________

Name: Jean E. Drabick	Name:

Title: Assistant Treasurer	Title:

0368459, v0.2